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                                                                       Exhibit 5


                             ________________, 1997


Board of Directors
International Total Services, Inc.
Crown Centre
5005 Rockside Road
Independence, Ohio 44131

               Re: REGISTRATION STATEMENT ON FORM S-1 WITH RESPECT TO THE REGISTRATION ON FORM S-1 OF UP TO 2,825,000 COMMON SHARES, WITHOUT PAR VALUE, OF
                    INTERNATIONAL TOTAL SERVICES, INC.

Ladies and Gentlemen:

              We have acted as counsel to International Total Services, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering by the Company of up to 2,825,000 of the Company's Common Shares (the "Firm Shares") to be offered and sold by the Company and up to 423,750 Common Shares (the "Overallotment Shares") subject to an option given to the Representative (as defined below) by the Company to cover overallotments, if any.

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purpose of this opinion including, without limitation, the respective form of Amended and Restated Articles of Incorporation and Code of Regulations of the Company and the form of Underwriting Agreement (the "Underwriting Agreement"), by and between the Company and McDonald & Company Securities, Inc., as representative of the several underwriters (the "Representative"), each of which is filed (or incorporated by reference) as an Exhibit to the Registration Statement.

              Based on the foregoing, we are of the opinion that:

              1. The Company is validly existing as a corporation in good standing under the laws of the State of Ohio.


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Board of Directors
International Total Services, Inc.
______________, 1997
Page 2

              2. When the Firm Shares are issued and sold in accordance with the Underwriting Agreement, with the blanks therein appropriately filled in, and in the manner contemplated by the Registration Statement, the Firm Shares will be legally issued, fully paid and nonassessable.

              3. When the Overallotment Shares are issued and sold in accordance with the Underwriting Agreement, with the blanks therein appropriately filled in, and in the manner contemplated by the Registration Statement, the Overallotment Shares will be legally issued, fully paid and nonassessable.

              This opinion is limited to matters of federal law and Ohio law. Accordingly, we express no opinion as to the law of any other jurisdiction.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under "Legal Matters" in the prospectus comprising part of the Registration Statement.

                                                Very truly yours,

                                                Baker & Hostetler LLP